SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 19, 2008
Date of earliest event reported: September 17, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 West 42nd Street
New York, NY	10036
(Address of principal executive offices)	(Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.
          The employment agreement between Charles A. Koppelman and Martha Stewart Living Omnimedia, Inc. (the “Company”) described below in Item 5.02, contains a provision terminating the Consulting Agreement between the Company and CAK Entertainment, Inc., dated as of October 21, 2005, as modified as of July 19, 2007 (the “Consulting Agreement”). In connection with the termination of the Consulting Agreement, the Company will pay CAK Entertainment, Inc. (which is wholly-owned by Mr. Koppelman) the balance of cash fees payable in 2008, consisting of $375,000 in cash. The Company also will accelerate the vesting of the unvested portions of the equity awards granted pursuant to the terms of the Consulting Agreement, the balance of which consists of 30,482 shares of restricted Class A common stock and stock options to purchase 81,283 shares of Class A common stock. The Company will also pay remaining milestone performance payments provided for under the Consulting Agreement in the amount of $600,414 on January 9, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As announced by the Company on June 11, 2008, Wenda Harris Millard, the Company’s President of Media, and Robin Marino, the Company’s President of Merchandising, were promoted to Co-Chief Executive Officers (“Co-CEOs”) of the Company, reporting to Charles Koppelman, who became the Company’s Executive Chairman and principal executive officer on July 28, 2008.
          On September 17, 2008, the Company entered into new employment agreements with each of Wenda Harris Millard and Robin Marino as Co-CEOs, and with Charles Koppelman as Executive Chairman.
          Agreements with the Co-CEOs
          The agreements with each of the Co-CEOs were made effective as of June 11, 2008, and extend until December 31, 2011. The agreements automatically extend for additional 12-month periods thereafter unless either the Company or the applicable Co-CEO provides written notice to the other of its intention not to extend before the then-scheduled expiration date.
          The Company and each of Ms. Millard and Ms. Marino have agreed to the following terms of employment for each of the Co-CEOs:
•	An annual base salary of $650,000 (subject to increase at the discretion of the Board of Directors (the “Board”));

•	An annual target cash bonus of 100% of base salary, with a maximum bonus of 150% of base salary, based on achievement of goals established by the Compensation Committee of the Board, with a target for 2008 of $557,000;

•	Reimbursement of up to $15,000 for legal fees related to the negotiation of the employment agreement;

•	A restricted stock award of 50,000 shares of the Company’s Class A common stock, which award will vest in three approximately equal tranches on the first, second and third anniversaries of the date of grant, which grant will issue and price on October 1, 2008, pursuant to the Company’s policy on the timing of the grant of equity awards;

•	An option to acquire 100,000 shares of the Company’s Class A common stock, which option will vest in three approximately equal tranches on the first, second and third anniversaries of the date of grant, and which option will have a seven-year term, which grant will issue and price on October 1, 2008, pursuant to the Company’s policy on the timing of the grant of equity awards;
•	Eligibility for future grants under the Company’s Omnibus Stock and Option Compensation Plan (the “Omnibus Plan”);

•	Vesting of any unvested shares of restricted stock and options (other than the option for 300,000 shares granted to each on March 3, 2008) in the event of a “change of control” as defined in each agreement;

•	Participation in the employee benefit plans, policies, perquisites, programs and arrangements that are provided generally to similarly situated employees of the Company;

•	Reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses;

•	If terminated without “cause” or in connection with her resignation for “good reason” (1) a pro-rated bonus in accordance with the goals achieved, paid when other bonuses are paid, (2) vesting of any unvested shares of restricted stock and options (other than the option for 300,000 shares granted to each on March 3, 2008), (3) continued medical coverage for up to 18 months, and, (4) a lump-sum payment equal to 18 months’ salary; and

•	The Co-CEOs will no longer participate in the 2008 Executive Severance Pay Plan, and must execute a release in form satisfactory to the Company to receive a severance payment;
     The agreements contain customary confidentiality, non-competition, non-solicitation, non-disparagement and indemnification provisions. Under the agreements, neither Co-CEO can compete with the Company for the 18-month period following termination in connection with their respective lines of business unless the agreement expires in accordance with its term.
     In the agreements, the Company agreed to recommend that each of the Co-CEOs be appointed to the Board as soon as practicable, but in no event later than June 11, 2009. The Company also agreed that any such appointment would only be made if it extended to both Co-CEOs.
          Agreement with Mr. Koppelman
          The agreement with Mr. Koppelman extends until December 31, 2012. The agreement automatically extends for additional 12-month periods thereafter unless either the Company or Mr. Koppelman provides written notice to the other of its intention not to extend by June 30th before the then-scheduled expiration date.
          The Company and Mr. Koppelman have agreed to the following terms:
•	An annual base salary of $900,000 (subject to increase at the discretion of the Board), retroactive to Mr. Koppelman’s July 25, 2008 starting date, but reduced by payments made in connection with the Consulting Agreement through October 2008;

•	Termination of the Consulting Agreement between the Company and CAK Entertainment Inc., including the payments described in Item 1.02 above;

•	An annual target cash bonus of 100% of base salary, with a maximum bonus of 150% of base salary, based on achievement of goals to be established by the Compensation Committee of the Board;

•	Reimbursement of legal fees related to the negotiation of the employment agreement;

•	A restricted stock award of 425,00 shares of the Company’s Class A common stock, of which award (i) 25,000 shares will vest on the first anniversary of the grant date, (ii) 200,000 shares will vest in three approximately equal tranches on the first, second and third anniversaries of the date of grant, (iii) 100,000 shares will vest if and only if the fair market value of the Company’s stock (as defined in the Omnibus Plan) is at least $15 on each of the immediately preceding 60 consecutive trading days during the initial Employment Term (as defined in the employment agreement); and (iv) 100,000 shares will vest if and only if the fair market value of the Company’s stock is at least $25 on each of the immediately preceding 60 consecutive trading days during the initial Employment Term, which grant will be issued and priced on October 1, 2008, pursuant to the Company’s policy on the timing of the grant of equity awards;

•	An option to acquire 600,000 shares of the Company’s Class A common stock, which option will vest in three approximately equal tranches on the first, second and third anniversaries of the date of grant, and which option will have a seven-year term, which grant will issue and price on October 1, 2008, pursuant to the Company’s policy on the timing of the grant of equity awards;

•	Payment of a $300,000 bonus in the event the Company’s 2008 adjusted EBITDA is 10% higher than the Company’s 2007 adjusted EBITDA;

•	Mr. Koppelman will be permitted to continue in his roles with other entities as a director, consultant or advisor; provided he must not take on additional responsibilities without giving up a commensurate commitment;

•	The Company will reimburse Mr. Koppelman up to $60,000 per year for the use of a driver, and, to the extent feasible and available, will provide Mr. Koppelman with office space for others working with him on non-Company related matters, the cost of which will be reimbursed to the Company by Mr. Koppelman;

•	Mr. Koppelman will be entitled to first-class transportation or travel on a private plane, if available;

•	Vesting of any unvested equity awards in the event of a “change of control” as defined in the agreement;

•	Participation in the employee benefit plans, policies, perquisites, programs and arrangements that are provided generally to similarly situated employees of the Company;

•	Reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses;

•	If terminated without “cause” or in connection with his resignation for “good reason” (1) a pro-rated bonus in accordance with the goals achieved, paid when other bonuses are paid, (2) vesting of any unvested equity awards (other than performance shares), (3) continued medical coverage for two years or earlier if Mr. Koppelman obtains subsequent employer-provided coverage, and, (4) a lump-sum payment equal to 18 months’ salary; and

•	In the event of termination, the Executive Chairman must execute a release in form satisfactory to the Company to receive the severance payment;
     The agreement contains customary confidentiality, non-competition, non-solicitation, non-disparagement and indemnification provisions. Under the agreement, the Executive Chairman cannot compete with the Company for an 18-month period following termination unless the agreement expires in accordance with its term or Mr. Koppelman terminates the agreement for “good reason.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: September 19, 2008	By:	/s/ William C. Stern William C. Stern
General Counsel